REVISED EXHIBIT A
To the Amended Expense Limitation Agreement Dated May 1, 2007, between Allianz Variable Insurance Products Trust and Allianz Investment Management LLC (formerly Allianz Life Advisers, LLC).
Not withstanding section 3 (Term and Termination of Agreement), the Amended Expense Limitation Agreement may not be terminated prior to April 30, 2017.  The Operating Expense Limit for each Fund is as follows:
Name of Fund	Expense Limitation
AZL BlackRock Capital Appreciation Fund                 1.20%
AZL BlackRock Global Allocation Fund                      1.19%
AZL Boston Company Research Growth Fund             1.20%
AZL DFA 5-Year Global Fixed Income Fund              0.95%
AZL DFA EM Core Equity Fund	1.50%
AZL DFA International Core Equity Fund                    1.39%
AZL DFA U.S. Core Equity Fund	1.20%
AZL DFA U.S. Small Cap Fund	1.35%
AZL Enhanced Bond Index Fund	0.70%
AZL Federated Clover Small Value Fund                      1.35%
AZL Franklin Templeton Founding Strategy
Plus Fund                                                                                                                                   1.20%
AZL Gateway Fund	1.25%
AZL International Index Fund	0.77%
AZL Invesco Equity and Income Fund                          1.20%
AZL Invesco Growth and Income Fund                        1.20%
AZL Invesco International Equity Fund                         1.45%
AZL JPMorgan International Opportunities Fund        1.39%
AZL JPMorgan U.S. Equity Fund
Class 1 shares	0.95%
Class 2 shares	1.20%
AZL MetWest Total Return Bond Fund0.91%

Name of Fund	Expense Limitation
AZL MFS Investors Trust Fund	1.20%
AZL MFS Mid Cap Value Fund	1.30%
AZL MFS Value Fund	1.20%
AZL Mid Cap Index Fund	0.71%
AZL Money Market Fund	0.87%
AZL Morgan Stanley Global Real Estate Fund                1.35%
AZL Morgan Stanley Mid Cap Growth Fund                    1.30%
AZL NFJ International Value Fund	1.45%
AZL Oppenheimer Discovery Fund	1.35%
AZL Pyramis Total Bond Fund	0.95%
AZL Russell 1000 Growth Index Fund                              0.84%
AZL Russell 1000 Value Index Fund	0.84%
AZL S&P 500 Index Fund
Class 1 shares	0.46%
Class 2 shares	0.71%
AZL Schroder Emerging Markets Equity Fund
Class 1 shares	1.40%
Class 2 shares	1.65%
AZL Small Cap Stock Index Fund	0.71%
AZL T. Rowe Price Capital Appreciation Fund
Class 1 shares	0.95%
Class 2 shares	1.20%
AZL Wells Fargo Large Cap Growth Fund                       1.20%

Acknowledged:
ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST
By:      /s/ Jeremy Smith
Name:  Jeremy Smith
Title:  Vice President, Investments

ALLIANZ INVESTMENT MANAGEMENT LLC
By:      /s/ Brian Muench
Name:  Brian Muench
Title:    President

Updated:  11/01/2015